Exhibit 10.1



                               LONG TERM AGREEMENT


                               AGREEMENT # 952619


                                     Between

                               THE BOEING COMPANY
                                       and

                              CopyTele Incorporated


                               BEST Supplier Code

                                  # BE10343641

                                Table of Contents

                                                                        Page No.

Section 1:      Definitions .................................................. 3

Section 2:      Statement of Work ............................................ 4

Section 3:      Period of Performance ........................................ 4

Section 4:      Estimated Expenditure Limitation ............................. 4

Section 5:      Pricing/Rates ................................................ 5

Section 6:      Ordering ..................................................... 6

Section 7:      Delivery ..................................................... 6

Section 8:      Identification, Invoicing and Payment ........................ 6

Section 9:      Technical Interface .......................................... 7

Section 10:     Qualification of Personnel ................................... 8

Section 11:     Export Control Notice ........................................ 8

Section 12:     Foreign Status ............................................... 9

Section 13:     Security Requirements ........................................10

Section 14:     Participation ................................................10

Section 15:     Priority Rating ..............................................11

Section 16:     Notices and Correspondence ...................................11

Section 17:     Cost Reduction Initiatives ...................................11

Section 18:     Performance Criteria .........................................12

Section 19:     Entire Agreement .............................................13

This Agreement is entered into by and between The Boeing Company (hereinafter referred to as "Buyer"), and CopyTele. (hereinafter referred to as "Seller"), with offices at 900 Walt Whitman Rd. Ste 203C Melville, NY 11747.


                                   WITNESSETH


In consideration of the promises set forth herein, the parties hereto mutually agree as follows:

This Long Term Agreement (hereinafter referred to as "LTA" or "Agreement") sets forth terms and conditions for the procurement of supplies and services in support of various Boeing programs on an as required basis. Seller agrees to furnish such supplies and/or services as may be ordered by Buyer, from time-to-time at the prices and terms and conditions set forth herein.

This Agreement consists of the Title page; the Schedule, the Signature page and the following Exhibits, are incorporated herein by reference:

         EXHIBITS:            TITLE:
         ---------            ------

         Exhibit A            Parts Price List
         Exhibit B            Pro-6088 Forms
         Exhibit C            Technical Documents


                                    SCHEDULE

1.       DEFINITIONS
         -----------


         1.1. BOA: Basic Ordering Agreement, also as appropriate Corporate Agreement (CA), Blanket Contract and Long Term Agreement (LTA).

         1.2.  Buyer: The Boeing Company

         1.3. Documentation: user manuals, training materials, product descriptions and specifications, technical manuals, license agreements, supporting materials and other printed information relating to Goods and/or Services, whether distributed in print, electronic, CD-ROM or video format.

         1.4. Estimated Expenditure Limitation: is an estimated total value of orders to be released during a specified period.

         1.5. Goods: individually or collectively as appropriate, hardware, software and related documentation, maintenance agreements, support agreements and/or licenses delivered by physical or electronic means as specifically defined by this Agreement.

         1.6. Lead-Time: the time span from when Buyer releases an Order to Seller to when the goods and/or services are received by Buyer.

         1.7. Order: a Delivery Order, Purchase Order, Purchase Contract, Work Order, Blanket Purchase Order, Release or any other Buyer-authorized procurement document issued by Buyer to Seller referencing this Basic Ordering Agreement (BOA).

         1.8.  Seller: Copytele Incorporated

         1.9.  Services:   On-site  or  off-site   non-receivable  services  and
               associated materials billed as time and material/labor hours as specifically defined by this Agreement.


2.       STATEMENT OF WORK
         -----------------

         2.1 Seller shall provide wireless encryption devices and accessories, and related services and documentation required to build and support information technology infrastructure, network infrastructure, "proof-of-concept" laboratories, voice service solutions and any emerging needs.

         2.2 The goods and services are identified in Exhibit A "Parts Price List" and in accordance with the delivery schedules and firm fixed-prices set forth therein.

         2.3 There is no guarantee of minimum usage under this LTA. Buyer will not be obligated to place any individual Orders.


3.       PERIOD OF PERFORMANCE
         ---------------------

         3.1 The effective term of this Agreement shall be for a period of three (3) years beginning on the date of Buyer's execution of this agreement and ending May 25, 2010.
                                         ------------

         3.2 Seller shall accept and process all orders issued by Buyer during the period of performance notwithstanding that the delivery dates of any orders may extend beyond the period of performance.


4.       ESTIMATED EXPENDITURE LIMITATION
         --------------------------------

         4.1 Any estimates regarding forecasts, planning, and/or quantities provided to Seller by Buyer in any document relating to this agreement are to be considered informational only and represent no commitment by Buyer to purchase any particular quantity of supplies or service.

         4.2 The parties agree that this agreement may be incrementally funded. The current maximum amount for which Buyer will be liable under this agreement is $ 200,000. This amount may be periodically increased as indicated in paragraph 4.3 below.

         4.3 Any expenditure or obligation in excess of the amount(s) set forth above, as it may from time to time be increased, which is incurred by Seller in furtherance of performance under this agreement, will be at Seller's own risk. Seller will not be bound to continue performance if such performance would cause the amount to be expended or obligated to exceed the then current estimated expenditure limitation. Seller will, upon reaching eighty-five percent (85%) of the then current estimated expenditure limitation, notify Buyer's authorized agent. Upon receipt of Seller's notice, Buyer will then determine whether or not to increase the then current expenditure limitation. Alternatively, Buyer may, at its option, unilaterally increase the then current estimated expenditure limitation. The then current estimated expenditure limitation may be increased by the issuance of a unilateral change to this Agreement, signed by an authorized agent of Buyer, or by a bilateral amendment to this Agreement.


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

         4.4 Notwithstanding any other provision of this Agreement, Buyer will not be obligated to pay Seller more than the price of each order, together with its amendments, for performance under this agreement, including termination costs, if any.

         4.5   There is no guarantee of minimum usage under this Agreement.


5.       PRICING/RATES
         -------------

         5.1 The prices covered by this Agreement are set forth in Exhibit A "Parts Price List."

         5.2   The prices are firm-fixed for the term of this Agreement.

         5.3   RATES - SERVICES
               ----------------

               5.3.1 The labor rates above include Subcontractor's profit, overhead and supervision costs, social security taxes and contributions, workers' compensation costs, and all other applicable taxes and insurances, expenses for utilities, equipment, all direct and indirect operating expenses, and all other expenses, of whatever nature, except as specifically provided elsewhere in this Agreement.

               5.3.2 No overtime will be charged to this Agreement unless such overtime is approved in advance in writing by Buyer's authorized technical representative.

               5.3.3 The labor rates above are not portal-to-portal; i.e., billable hours start upon arrival at the work site and end upon departure from the work site.

               5.3.4  Reimbursement  for  Travel  and  Expenses  - Travel is not
                      authorized  on  this   agreement,   unless  prior  written
                      approval is obtained from the Technical Representative.



               5.3.5 Labor rates above do not include Travel & Expenses (T&E) associated with the performance of services. Authorized T&E expenses will be billed directly to Buyer separate from labor hours, at the actual cost incurred by Seller, with no mark up. Actual travel (air and/or vehicles) and lodging expenses will be billed at an actual cost incurred basis according to the U.S. government Services Administration Federal Travel Regulations (FTR). Meals and incidental expenses (M&IE) will be billed on a per-diem basis on the FTR established rate.


                                       9
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6.       ORDERING
         --------

         Individual Orders will constitute the sole authority for procurement of all items under this agreement. Buyer may issue, and Seller shall accept, Orders for the products described herein. However, Buyer and Seller agree that this agreement does not constitute an Order for any items, nor shall it be construed as authorizing work hereunder.


7.       DELIVERY
         --------

         7.1   Items  shall  be  delivered  in  accordance   with  the  delivery
               requirements as set forth in individual Orders. Buyer may issue orders requiring delivery to multiple destinations.

               7.1.1  Delivery locations shall include but not be limited to any
                      Boeing  IDS  or  Boeing  Commercial   Airplane  sites  and
                      facilities.

         7.2 F.O.B. point shall be ORIGIN. (Ship in accordance with instructions found in Supplier Management and Procurement Information - Routing Instructions), located on web site:
                      http://www.boeing.com/companyoffices/doingbiz/routinginst/
               routing.htm

         7.3 Seller's lead-time shall be as set forth in Exhibit A "Parts Price List" of this Agreement. Each Order shall contain the required delivery date.

         7.4   Packaging Requirements

               Seller shall strictly adhere to Packaging Requirements specified in each individual Order.


8.       IDENTIFICATION, INVOICING AND PAYMENT
         -------------------------------------

         8.1 Seller shall submit invoices to the Accounts Payable Department as specified in the applicable Order. (Not applicable to Orders utilizing pay from receipt process).

         8.2 Seller invoices shall comply with the instructions of the applicable Order. Each invoice shall contain but not be limited to the following: (1) Order Number (2) Agreement Number, (3) Item Description, (4) Unit Price, (5) Total Amount Billed.

         8.3   Payment Terms under this agreement are: Net 30 days.

         8.4 The individual purchase orders referencing this LTA will indicate whether the purchases are for resale or not for resale.

               The Buyer's Tax Permit Numbers applicable to this Agreement are located at the following website:
                    http://finance.whq.boeing.com/Tax/taxgroup/taxregbystate.htm
               or,   contact  the  Tax  Department  at   562-797-3151   for
               assistance.


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8.5      SERVICES
         --------

               8.5.1 Travel and expenses are to be listed separate from the hourly rates and must include dates and location of travel. All invoices for travel must contain the following certification to FAR 31.205.45 for all applicable travel and expenses as follows: "All amounts claimed are in accordance with the FAR and are allowable as defined there under."

               8.5.2 Subcontractor's representative shall, on a weekly basis, present a completed Technical Services Timecard (Exhibit "TBD") or Subcontractor's equivalent, to Buyer's technical representative, who shall verify the accuracy of the Accounting, hours expended, and other services provided and sign. There is to be only one timecard per week per employee. If Subcontractor's representative is working for more than one Boeing technical representative, all Boeing technical representatives must sign. The Subcontractor shall attach the signed Technical Services Timecard to their invoice and forward to Accounts Payable in accordance with Section VIII.D entitled "Invoicing."
                                                                     ----------

               8.5.3 Invoices shall be approved by the identified Invoice Approver or his/her Authorized Designee reflected on each specific individual Order.

               8.5.4 Upon completion of the work required under this Contract, Subcontractor shall promptly submit to Buyer an appropriate executed "certification as to the hours expended" which certifies the total number of direct technical labor hours expended under this Subcontract, as follows:

                      "I hereby certify that the direct labor hours and other direct costs as itemized hereon represent the actual direct labor hours and other direct costs accumulated pursuant to the Contract identified herein.

                      Signature               Title              Date          "
                               ---------------     --------------    -----------




9.       TECHNICAL INTERFACE
         -------------------
         This provision is applicable to Orders for services only.

         For services, all technical interfaces with Subcontractor will be coordinated through the identified Technical Representative identified on each individual Order.


10.      QUALIFICATION OF PERSONNEL
         --------------------------
         This provision is applicable to Orders for services only.

         10.1 No person objected to by Buyer shall be assigned by Seller to perform services hereunder, and upon receipt of a written request from Buyer for the replacement of any such person, such person shall be removed and a satisfactory replacement furnished. However, the Seller shall not remove, reassign, or transfer any Seller employee acceptable to Buyer without the written permission of the Buyer during the term of this Contract.


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

         10.2 If, within the first twenty-four (24) hours of assignment, any of the Seller's personnel prove to be unsatisfactory within the discretion of the Buyer, no charge will be made to Buyer for the time worked or services rendered during this period by such personnel. Seller shall save and hold Buyer harmless from any and all liability from the exercise of its discretion.

         10.3 If objections to the qualifications of the Seller's personnel are not raised by Buyer within the first five (5) working days, said personnel will be considered qualified for the assignment, provided, however, at any time after expiration of the above first five (5) working day period Seller further shall withdraw and replace immediately any personnel that Buyer deems unacceptable, even though such personnel have been approved previously by Buyer and provided, further, that in this event, the Seller shall be entitled to payment for services of the personnel up to the date Buyer requests the personnel to be withdrawn. If Seller's personnel who are acceptable to Buyer subsequent to the five (5) working day trial period resign or are acceptable to Buyer subsequent to the five (5) working day trial period resign or discontinue employment for other reasons, such personnel shall be immediately replaced by the Seller without additional cost to Buyer except as otherwise provided in this Contract. Seller shall be entitled to payment for services of personnel who discontinue employment up to and including the date of such discontinuance.

         10.4 Buyer reserves the right to terminate the services of one or all of the Seller's personnel on twenty-four (24) hours notice.

         10.5 In the event that Engineering Services are required as stated in Exhibit A "Parts Price List" seller shall complete all required documentation as stated in Exhibit B "Pro-6088".


11.      EXPORT CONTROL NOTICE
         ---------------------

         Seller shall presume that all drawings, specifications, and other technical data or goods provided by Buyer to Seller contain information subject to export control laws. Whether or not specifically identified or marked as such by Buyer. Seller Shall not disclose (oral, visual, written or otherwise) or provide such drawings, specifications and other technical data or goods to any foreign person (including but not limited to Seller's employees, Seller's subcontractor's, etc.) or foreign firm or institution, without first obtaining authorization from the Department of State, and notifying Buyer in advance of its intentions to do so.

         A "foreign firm or institution" means those organized or existing under the laws of a country other than the United States, its territories, or possessions. The term includes any agency or instrumentality of a foreign government, and firms, institutions or business organizations that are owned or are substantially controlled by foreign governments, firms, institutions, or individuals.

         A "foreign person" does not include United States citizens and corporations and permanent resident aliens of the United States.


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

         Seller shall include the above paragraphs in all its purchase contracts and solicitations.

         Information furnished to Seller under this solicitation/purchase contact may contain technical data as defined as defined in the International Traffic in Arms Regulations ("ITAR") at 22 CFR 120.10. Seller is advised and hereby acknowledges that such technical data may not be exported, disclosed or transferred to any foreign person, as defined in the ITAR at 22 CFR 120.16, without first complying with all the requirements of the ITAR (22 CFR 120-130) including requirements for obtaining any required export authority. If such technical data is marked as ITAR controlled, Seller shall indemnify and hold Buyer harmless from and against any and all claims, liabilities and expenses resulting from Seller's failure to comply with the export laws and regulations of the United States.

         By law, Buyer must control access to export controlled technical data within its facilities. Therefore, Seller shall only assign personnel to perform work in Buyer's facilities who are either U.S. citizens or who have been granted Permanent Resident Alien status in the U.S. Seller's personnel will be required to furnish documentary evidence of citizenship or immigration status to Buyer's Security Badge and ID personnel at the time of badge pick-up. Acceptable documentary evidence of citizenship or immigration status includes U.S. Passport, Certificate of U.S. Citizenship, Certificate of Naturalization, certified copy of U.S. Birth Certificate, U.S. Alien Registration Receipt Card with Photo, and un-expired foreign passport with INS-551 stamp or Certificate of Birth Abroad issued by U.S. Department of State.


12.      FOREIGN STATUS
         --------------

         Unless Seller has notified Buyer of its foreign status, by acceptance of this Contract, Seller agrees and certifies that:

             1) it is not a foreign corporation
             2) it is not a Representative of a Foreign Interest (RFI), and
             3) it will not employ any foreign  persons on the effort related to this Boeing procurement.

         Seller agrees to notify Boeing of any change in status set forth above.


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13.      SECURITY REQUIREMENTS
         ---------------------
         This provision is applicable to Orders for services only.

         If required, processed and approved on individual Orders, the Seller shall comply with the security requirements of the Contract Security Classification Specification, DD Form 254. Once approved, the DD Form 254 will be incorporated by reference into the individual Order.


14.      PARTICIPATION
         -------------

         14.1 Seller agrees that any Boeing division or Boeing subsidiary ("Boeing Entity") not specifically included in this Agreement may place orders under this Agreement during the term hereof or any written extension thereof, under the terms, conditions and pricing specified by this Agreement. Seller agrees that the prices set forth herein may be disclosed by Boeing on a confidential basis to Boeing entities wishing to invoke this Section. Seller shall notify the Boeing Procurement Representative named in Section 13.0 of this Agreement of Boeing Entities not specifically referenced herein who frequently use this Agreement.

         14.2 Buyer Subcontractors/Suppliers - Seller agrees that any subcontractor or supplier performing work for Buyer, including but not limited to inventory management, (hereinafter referred to as "Buyer Subcontractor") may issue an order or contract with Seller independent of the Agreement. Seller agrees to sell items to such Buyer Subcontractor for its use in its contracts with Buyer at the prices set forth herein or at a price that reflects the pricing methodology used under the Agreement. Buyer assumes no obligation, including payment obligation, with respect to such independent contract. Seller may request written verification from the Buyer Subcontractor that the items ordered pursuant to the authority of the Agreement support Buyer requirements. Seller shall periodically inform Buyer of each such request invoking this participation right. Seller shall not release stock material to other than the forecasting site without prior consent from the affected site(s) unless stocked material quantity is in excess of the total forecasted amount.

         14.3 Notification of Contract In the event a purchaser known by Seller to be a Boeing Entity or Boeing Subcontractor places an order for supplies or services covered by this Agreement but fails to reference this Agreement or otherwise seek the prices established by this Agreement, Seller shall notify such purchaser of the existence of this Agreement and the prices established hereunder and shall offer such prices to such purchaser.

         14.4 Notification of Price Reductions: If Seller is awarded an additional order or contract by another Boeing Entity that results in any price less than that established under this
               Agreement, Seller agrees to notify the Boeing Procurement Representative immediately of said price reductions and shall extend all such price reductions to this Agreement.


15.      PRIORITY RATING
         ---------------

         15.1 The following certification will be applicable to all DPAS-Rated Orders issued under this contract against government prime contracts:

                   "This is a rated order certified for national defense use, and you are required to follow all the provisions of the Defense Priorities and Allocations System (DPAS) regulation (15 CFR 700). Pursuant to the DPAS regulation, you are required to acknowledge this order in writing within fifteen working days after receipt of a `DO' rated order and within ten working days after receipt of a `DX' rated order."


16.      NOTICES AND CORRESPONDENCE
         --------------------------

         All notices and formal correspondence between the parties, in all matters dealing with this agreement, will be sent to the following addresses:

                To BUYER:           THE BOEING COMPANY
                                    5301 Bolsa Avenue, M/C H012-B436
                                    Huntington Beach, CA USA 92647-2099
                                    Attention:  Jeffrey M. Bertram
                                    Telephone: (714) 372-0570
                                    Fax: (562) 668-9239
                                    Email: Jeffrey.m.bertram@boeing.com

                To SELLER:          CopyTele Incorporated
                                    900 Walt Whitman Rd STE 203
                                    Melville, NY USA 11747
                                    Attention:  Ron Tenio
                                    Telephone: 631-549-5900 x 112
                                    Fax: 631-549-5974
                                    Email: rtenio@copytele.com

                or any other address, provided prior written notice is given to the other party.


17.      COST REDUCTION INITIATIVES
         --------------------------

         17.1 Value Engineering - Seller may from time to time submit proposals to Buyer to decrease Seller's performance costs or produce a net reduction in the cost to Buyer of the Goods. Provided, that such change shall not impair any essential functions or characteristics of the goods being purchased.

         17.2 Submission of Proposal - Proposals shall be submitted to Buyer's Procurement Representative. Buyer shall not be liable for any delay in acting upon a proposal. Buyer's decision to accept or reject any proposal shall be final. If there is a delay and the net result in savings no longer justifies the investment, Seller will not be obligated to proceed with the change. Seller has the right to withdraw, in whole or in part, any proposal not accepted by Buyer within the time period specified in the proposal. Seller shall submit, as a minimum, the following information with the proposal:

               17.2.1 Description  of  the   difference   between  the  existing
                      requirement and the proposed change, and the comparative advantages and disadvantages of each;

               17.2.2 The  specific  requirements  that must be  changed  if the proposal is adopted;

               17.2.3 The cost savings and Seller's implementation costs;

               17.2.4 Each proposal shall include the need dates for engineering release and the time by which a proposal must be approved so as to obtain the maximum cost reduction.

         17.3 Acceptance and Cost Sharing - Buyer may accept, in whole or in part, any proposal by issuing a change order. Until such change order has been issued, Seller shall remain obligated to perform in accordance with the terms and conditions of the original Order.

               17.3.1 Seller shall  include with each proposal  verifiable  cost records and other data as required by Buyer for proposal review and analysis.

               17.3.2 Each party shall be responsible for its own implementation costs.

         17.4 Lean Savings/Reward Saving - Buyer and Seller agree to aggressively pursue cost-improvement opportunities. As part of this program Buyer and Seller agree to work together to eliminate waste and increase efficiencies involved in supply of Buyer goods being purchased. Tools such as AIW's (Accelerated Improvement Workshops) and Kaizen teams will be utilized to help reach cost-improvement targets. Buyer and Seller agree to support the improvement activities with necessary resources.

         17.5 Cost-Reduction Goals - Buyer and Seller agree to develop plans and work towards the cost-reduction goals. Buyer and Seller shall agree to the saving share ratio prior to undertaking the cost reduction efforts.


18.      PERFORMANCE CRITERIA
         --------------------

         18.1 During performance under this Agreement, the Seller must maintain a minimum composite rating for quality and delivery of Bronze as defined by Buyer's enterprise performance measurement systems. If the Seller falls below Bronze in either category for three consecutive months, a corrective action plan (CAP) must be submitted to Buyer within two weeks of published performance data for Buyer's review and acceptance. The CAP shall include, but not be limited to, identification of the issue causing the infractions, Seller's corrective actions and a date when performance shall be at Bronze or better. This recovered Bronze level shall be maintained for a period of three (3) months. Failure to comply with this article may result in termination of this Agreement.

         18.2 If the Seller is unable to meet the delivery or quality requirements for an individual Order, Buyer may issue an Order with an alternate source or direct Seller to obtain the goods from a Buyer-approved alternate source to satisfy Buyer's requirement. Examples where Buyer may impose this requirement include, but are not limited to: 1) Seller unable to meet normal lead time for an Order, 2) Seller unable to meet delivery schedule for an open Order, 3) Seller unable to support Buyer's expedited lead time.

19.      ENTIRE AGREEMENT
         ----------------

         This Agreement supersedes all prior oral or written agreements, if any, between the parties and constitutes the entire agreement between the parties with respect to the goods and services to be delivered under this Agreement.


         ---------------------------------------------------------------------------------------------------------------------

         IN WITNESS  WHEREOF,  the parties  hereto have executed this  Agreement which is effective as of the date executed by the Boeing Company below.

         ---------------------------------------------------------------------------------------------------------------------
                             THE BOEING COMPANY                                       COPYTELE INCORPORATED


                           /s/ Jeffrey M. Bertram                                       /s/ Denis A. Krusos
         ----------------------------------------------------------- ---------------------------------------------------------
                             Authorized Agent                                         Seller's Representative


                Jeffrey M. Bertram                5/22/2007                   Denis A. Krusos                 5/23/2007
         ------------------------------ ---------------------------- -------------------------------- ------------------------
              Printed or Typed Name                 Date                   Printed or Typed Name                 Date


                               Procurement Agent                                                CEO
         ----------------------------------------------------------- ---------------------------------------------------------
                                Title (print)                                              Title (print)


            (714) 372-0570                (562) 668-9239
         --------------------- ------------------------------------- ---------------------------------------------------------
               Telephone                     Fax Phone                          Telephone                    Fax Phone
         --------------------- ------------------------------------- ---------------------------------------------------------


Exhibit A

         Equipment  Matrix
         Model Number                 Item Number   Description
1        Headset                      HV-00014-00   Headset DCS-1200/1400
2        Thuraya DCS-1400                           Thuraya Voice Encryption
3        DCS-1400                                   Wireless Voice Encryption
4        DCS-1400D                    HV-00013-00   Docker Voice Encryption
5        DCS-1200                     HV-00029-00   Voice/Data Encryption
6        USS-900                      HV-00012-00   Voice/Fax/Data Encryption
7        Thuraya USS-900 Narrowband   HV-00032-00   Voice/Fax/Data Encryption
8        USS-900 Narrowband           HV-00030-00   Voice/Fax/Data Encryption
9        Thuraya USS-900T                           Thuraya Fax Encryption
10       USS-900T                                   Wireless Fax Encryption
11       Thuraya USS-900TL                          Landline Fax Encryption
12       USS-900TL                    HV-00028-00   Landline Fax Encryption
13       Thuraya USS-900TC                          Thuraya PC/Fax Encryption
14       USS-900TC                    HV-00038-00   Wireless PC/Fax Encryption
15       USS-900WF                                  Wireless Fax Encryption
16       USS-900WFL                                 Landline Fax Encryption
17       Thuraya Cable                              APsi Compatible Cable
         Services Matrix
16       Senior Engineer                            Hourly rate for Services
17       Staff Engineer                             Hourly rate for Services

A. CopyTele is not considered a Small Business by definition, employing 22 personnel in our Melville, NY facility.
B. All encryption equipment is manufactured by CopyTele in the U.S. by citizens of the United States.
C. Pricing is based on a per unit cost with no quantity limitation.
D. Prices quoted are valid for 60 days.
E. Orders are based FOB CopyTele warehouse Melville, NY.
F. CopyTele provides a one-year replacement warranty from the date of shipment to Boeing.
G. CopyTele generally has enough inventory in stock to supply orders to Boeing, lead times for unusually large orders should not exceed 45-days from the date of a firm order commitment.
H. Engineering Services for Boeing requested projects will be billed at the rates listed above, the scope and timing of each project will be negotiated in advance by both parties before the commencement of work.

CopyTele encryption solutions are prohibited from export to Cuba, Iran, Libya, North Korea, Sudan and Syria without a valid Export License. Refer to the Code of Federal Regulations, Title 15 Commerce and Foreign Trade.

Exhibit B

Purchased Services Agreement Application Package


The Boeing Company will procure purchased services by written agreement only. Purchase services may not be performed and payment will not be authorized until a properly processed and approved agreement has been fully executed. THIS IS NOT A PURCHASED SERVICES AGREEMENT - THIS IS THE APPLICATION TO BE CONSIDERED FOR A PURCHASED SERVICES AGREEMENT - NO WORK CAN BE PERFORMED AS A RESULT OF SIGNING THIS APPLICATION.

Purchased Services Agreement Acknowledgement form Page 2
Purchased Services Application Page 3-5
Application Attachments Page 6
         a)  Conflict  of  Interest  Questionnaire,   copy  attached
         b)  Ethics Guidebook - Please review, form F70080, copy attached
         c)  Non-Employee Code of Conduct, form F70096
         d)  Non-Employee Ethics Acknowledgement, form F70082
         e) PRO 6375 "Trade Secrets and Restrictions on Acquisition and Use of Third Party (Non-Boeing) Proprietary Information".

To be considered by The Boeing Company or a subsidiary of The Boeing Company as a purchased services supplier, please complete this application and send a signed copy by fax or regular mail and an electronic copy by email of the completed application to the fax number or address and email provided below.

Please contact the Supplier Management/Global Partner focal (procurement agent) if you have any questions.

Supplier Management/Global Partners focal
[Procurement agent name]            Jeff Bertram
[Mailing address]                   5301 Bolsa Avenue
                                    Huntington Beach, CA 92647
[Telephone No.]                     714-372-0570
[Fax No.]                           562-668-9239
[Email address]                     Jeffrey.m.bertram@boeing.com


PURCHASED SERVICES ACKNOWLEDGEMENT FORM

As you are aware, you and your company are currently being considered for purchased services by The Boeing Company (Boeing) for certain products or services. The Boeing Supplier Management/Global Partner organization is responsible for negotiating and administering agreements for retaining purchased services. This letter is to specify the terms of our relationship while Boeing is considering your application. Boeing has a long-standing and continuing commitment to the highest standards of business conduct. Boeing has adopted processes and procedures to ensure compliance with such standards and applicable U.S. and local laws. The engagement of purchased services supplier must adhere to the compliance process used by Boeing for selection and retention of purchased services. As part of this process, those engaged as purchased services must be evaluated and approved by several functions within Boeing and the retention is not effective until an agreement has been executed by the supplier providing purchased services and accepted and executed by the appropriate business unit Supplier Management/Global Partner organization.

UNLESS AND UNTIL A FORMAL AGREEMENT HAS BEEN EXECUTED BY YOU OR YOUR COMPANY AND BY BOEING, YOU ARE NOT AUTHORIZED TO PERFORM ANY SERVICES FOR OR INCUR ANY EXPENSES ON BEHALF OF, OR REPRESENT YOURSELF AS BEING ASSOCIATED WITH BOEING IN ANY MANNER.

In addition, until an agreement has been fully executed, you or your company must refrain from providing any Boeing employee any information that you consider proprietary since Boeing currently has neither legal nor fiduciary responsibility to you with respect to any such information. Please be advised that you must NOT rely on verbal statements or representations of any Boeing employee indicating that you may proceed with performance until you and Boeing have executed a formal agreement. Should you take any actions based upon such an oral statement or representation, Boeing shall not be obligated to compensate you for such services, nor to assume any liability for such actions or the results of such actions.

As part of the purchased services review process, you will receive a copy of the publication Ethical Business Conduct Guidelines and will be required to certify that you and your company have read and understand and will comply with its contents as it applies to your services with Boeing. It is the commitment of Boeing to conduct its business fairly, impartially, in an ethical and proper manner, and in full compliance with all laws and regulations. The highest standards of ethical business conduct are required of those providing purchased services to Boeing.

You acknowledge that in your work for Boeing, you or your company must not use or disclose information that is confidential to or owned by any former employer, client, or other third party (often referred to as "proprietary information"). You confirm that you or your company will not bring any such proprietary information into The Boeing Company and will not use any such proprietary information in performance of work for The Boeing Company.

Should you have any questions or comments regarding this letter, please contact the procurement agent listed above on page 1.

Prospective supplier:                                    Date:
                           Signature


                           Name/title


Company name


Boeing representative:                                   Date:
                           Signature


                           Name/title

PURCHASED SERVICES AGREEMENT APPLICATION

This form must be completed by the supplier/individual. An incomplete or unsigned form will cause a delay in processing the agreement. A signed Purchased Services Agreement is required to begin services.

                           Date:

1.       Applicant

0  Individual        0     Company      0     Corporation      0     Partnership

Legal business name:

Business address:

Principal point of contact:

Telephone No.:

Fax No.:

Email address:

ID No. for tax purposes (e.g., SSN or Federal Taxpayer Identification No.):

Date business established:


If a corporation or partnership, identify place of incorporation or partnership registration:

Check the items below that apply to you and/or your business.
Size Information
(Check one only)
0 Small Business (SB)
0 Large Business
0 Foreign Business
0 Non-profit Organization
    NISH  yes0 no 0

0 Historically Black     College/ University or Minority Institution
         Ownership Information
(Check as many as apply)
0 Small  Disadvantaged or Minority Owned
0 SBA-Certified HUB Zone SB*
0 SBA-Certified Small  Disadvantaged  Business*
0 SBA(8a)-Certified Small  Disadvantaged  Business*
0 Veteran  (American)  Owned  Self-Certified
0 Service-disabled Veteran (American) Owned Self-Certified
0 Women Owned

If you are minority owned, complete Owner Ethnicity Information Owner Ethnicity Information (Check one only)
0 Asian  Pacific  American
0  African  American
0 Hispanic  American
0 Native  American  0Subcontinent  Asian American
0 National Minority Supplier  Development Council Certified**
*Include a copy of the Small Business Administration certification letter or PRO-Net profile showing certification.
**Include  a  copy  of  the  National  Minority  Supplier   Development  Council
certification.



2. Describe the specific services (statement of work) that you or your company will perform for Boeing. (Attach additional sheet if necessary.)


3. Identify all individuals, including yourself, (officers, employees, or subcontractors of applicant) who will perform services under this agreement: (If additional space is required, please list on a separate page.)

Name

Citizenship       Hourly Rate
U.S.$

4.   YES 0 NO 0 Would any  individual  or entity  other than an  employee of the
applicant   assist   applicant   in   providing   services  to  Boeing?   (e.g.,
subcontractor)

     If yes, identify each such person or entity, provide resume and describe their relationship to the applicant and the assistance they would provide. Note:
Any person or entity so identified will be required to submit a separate Purchased Services Application to Boeing. Please contact your Boeing Supplier Management /Global Partners focal.

5. Describe the nature of any proposed contact with the U.S. or any other government, including anticipated frequency of contact, identity of offices or individuals with whom you or any individual identified above will deal, and any other relevant information about the proposed dealings:



6. YES 0 NO 0 Does any U.S. or other government employee hold any ownership interest or exercise any management role in your organization?

     If yes, identify the individuals and describe the extent of ownership or management control below.


I have reviewed this questionnaire, and I certify that the information I have provided in this questionnaire is complete and accurate to the best of my knowledge and I agree to promptly notify Boeing, in writing, of any changes to the foregoing answers.

Signature:

Printed or typed name:

Title:

Date:


Attachments

Conflict of Interest (COI) Questionnaire:

Ethics Guidebook:

Non-Employee Code of Conduct, form F70096

Non Employee Ethics Acknowledgement F70082

Intellectual Property and Confidentiality Agreement, Form F70083

PRO 6375


1.   Please return completed application

2. Return COI, Non-Employee Code of Conduct Certification and Non-Employee Ethics Acknowledgement forms for each individual who will perform services under this Agreement.

Exhibit C


TITLE:                                               DATE:
------                                               -----

Technical Specification DCS-1400                     4/01/2004


Technical Specification DCS-1200                     4/01/2004


Technical Specification USS-900                      4/01/2004


Technical Specification USS-900-Narowband            4/01/2004


                                       25